As filed with the Securities and Exchange Commission on December 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

95-2119684

(I.R.S. Employer Identification Number)

200 Flynn Road, Camarillo

California, 93012-8790

Telephone: (805) 498-2111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Lin

Executive Vice President and Chief Financial Officer

200 Flynn Road, Camarillo

California, 93012-8790

Telephone: (805) 498-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Shelly Heyduk

E. Ryan Coombs

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Telephone: (949) 823-6900

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Common Stock, Preferred Stock, Warrants, Rights and Units

From time to time, we or any selling securityholder to be identified in a prospectus supplement may offer and sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering.

This prospectus provides a general description of the securities that we or any selling securityholder may offer.

Specific information about the offering, and the amounts, prices and terms of the securities will be determined at the time of offering and described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.

The securities described in this prospectus and any prospectus supplement may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The prospectus supplement for any offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. See the section of this prospectus entitled “Plan of Distribution” for more information.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “SMTC.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling securityholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we or any selling securityholder sells securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling securityholder is making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Semtech Corporation and its subsidiaries, unless the context indicates otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “estimate,” “should,” “could,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.

Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our ability to comply with, or pursue business strategies due to, the covenants under the agreements governing our indebtedness; our ability to remediate material weakness in our internal control over financial reporting, discovery of additional material weaknesses, and our inability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty; risks of not achieving all or any of the anticipated benefits of our acquisition of Sierra Wireless, Inc. or the risk that the anticipated benefits may not be fully realized or take longer to realize than expected; the uncertainty surrounding the impact and duration of supply chain constraints and any associated disruptions; export restrictions and laws affecting the trade and tariffs or the occurrence of trade wars; worldwide economic and political disruptions, including as a result of inflation and current geopolitical conflicts; tightening credit conditions related to the United States; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; downturns in the business cycle; decreasing average selling prices of our products; our reliance on a limited number of suppliers and subcontractors for components and materials; changes in projected or anticipated end-user markets; future responses to and effects of public health crises; and those other factors set forth under “Risk Factors” in our most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by us of future performance or results, or that our objectives or plans will be achieved, or that any of our operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, we assume no obligation to publicly release the results of any update or revision to any forward-looking statement that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

ABOUT THE REGISTRANT

We are a high-performance semiconductor, Internet of Things (“IoT”) systems and cloud connectivity service provider and were incorporated in Delaware in 1960. We design, develop, manufacture and market a wide range of products and services for commercial applications, the majority of which are sold into the infrastructure, high-end consumer and industrial end markets.

Infrastructure: data centers, passive optical networks, base stations, optical networks, servers, carrier networks, switches and routers, cable modems, wireless local area network and other communication infrastructure equipment.

High-End Consumer: smartphones, tablets, wearables, desktops, notebooks, and other handheld products, wireless charging, set-top boxes, digital televisions, monitors and displays, digital video recorders and other consumer equipment.

Industrial: IoT applications, analog and digital video broadcast equipment, video-over-IP solutions, automated meter reading, smart grid, wireless charging, medical, security systems, automotive, industrial and home automation and other industrial equipment.

Our end customers for our silicon solutions are primarily original equipment manufacturers that produce and sell technology solutions. Our IoT module, router, gateways and managed connectivity solutions ship to IoT device makers, enterprises and solution providers to provide IoT connectivity to end devices.

Our principal executive offices are located at 200 Flynn Road, Camarillo, California, 93012-8790, our telephone number is (805) 498-2111 and our website is www.semtech.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus that we may authorize for use in connection with a specific offering, and the risks discussed under the caption “Risk Factors” contained in our most recent Annual Report on Form 10-K and in any of our Quarterly Reports on Form 10-Q since our most recent Annual Report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering. We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Pending any specific application, we may temporarily invest funds in short-term investment grade, interest bearing instruments such as money market funds, certificates of deposit, commercial paper and U.S. government securities.

Unless otherwise set forth in an applicable prospectus supplement and any free writing prospectus that we may authorize for use, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the materials terms of our common stock and preferred stock that may be offered pursuant to this prospectus, and of certain provisions of our restated certificate of incorporation (our “certificate of incorporation”), our amended and restated bylaws (our “bylaws”), and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.

Authorized Capital Stock

Our authorized capital shares consist of 250,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of series preferred stock, $0.01 par value per share (“Preferred Stock”). The outstanding shares of our Common Stock are fully paid and nonassessable. We have no outstanding shares of Preferred Stock.

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights.

Dividend Rights

Subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available for the payment of dividends.

Liquidation Rights

Subject to any preferential rights of outstanding shares of Preferred Stock, if any, holders of Common Stock will share ratably in all remaining assets legally available for distribution to holders of Common Stock, after the payment of all of our debts and other liabilities, in the event of our liquidation, dissolution or winding up.

Other Rights and Preferences

Our Common Stock has no sinking fund or redemption provisions or preemptive, conversion or exchange rights. The rights, preferences and privileges of the holders of Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of Preferred Stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of each such series of Preferred Stock, any or all of which may be greater than or senior to those of our Common Stock. Though the actual effect of any issuance of Preferred Stock on the rights of the holders of Common Stock will not be known until our board of directors determines the specific rights of the holders of Preferred Stock, the potential effects of such an issuance include:

•	diluting the voting power of the holders of Common Stock;

•	reducing the likelihood that holders of Common Stock will receive dividend payments;

•	reducing the likelihood that holders of Common Stock will receive payments in the event of our sale, liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

The prospectus supplement relating to a particular series of Preferred Stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the Preferred Stock;

•	the price at which the Preferred Stock will be issued;

•

the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends, if any, will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will begin to cumulate;

•	the dates on which the Preferred Stock will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the Preferred Stock;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the Preferred Stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the Preferred Stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the Preferred Stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the Preferred Stock;

•	any listing of the Preferred Stock on any securities exchange; and

•	any additional dividend, liquidation, redemption, preemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

Anti-takeover Effects of Provisions of Delaware Law and Charter Documents

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of us or our management. These provisions are as follows:

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum, or by a sole remaining director;

•	the ability of our board of directors to determine the rights, preferences and privileges of our Preferred Stock and to issue the Preferred Stock without stockholder approval;

•	advance notice requirements for election to our board of directors and for proposing matters that can be acted upon at stockholder meetings; and

•	the inability of stockholders to call a special meeting.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in any business combination with an interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of Common Stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

Listing

Our Common Stock is traded on The Nasdaq Global Select Market under the trading symbol “SMTC.”

DESCRIPTION OF WARRANTS

The following description, together with additional information we include in any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of warrants that may be offered under this prospectus. Warrants may be offered independently of or together with shares of our common stock or shares of our preferred stock. Warrants sold with other securities may be attached to or separate from shares of our common stock or shares of our preferred stock. Warrants may be issued under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement or any free writing prospectus that we may authorize for use relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants that may be offered under this prospectus will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants to be offered;

•	the price or prices at which the warrants have been or will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations applicable to holding and/or exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use relating to any warrants that may be offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

The following description, together with additional information we include in any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of rights we may issue for the purchase of shares of our common stock or shares of our preferred stock and that may be offered under this prospectus. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement or any free writing prospectus that we may authorize for use. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any free writing prospectus that we may authorize for use relating to any rights offered under this prospectus will describe the specific terms of those rights. These terms may include some or all of the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the number of rights outstanding, if any;

•	if applicable, a discussion of any material federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement and any free writing prospectus that we may authorize for use relating to any rights offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

The following description, together with additional information we include in any applicable prospectus supplement or any free writing prospectus that we may authorize for use in connection with a specific offering, summarizes the material terms of units we may issue comprising two or more securities described in this prospectus in any combination, and that may be offered under this prospectus. For example, we might issue units consisting of a combination of warrants to purchase common stock and warrants to purchase preferred stock. The following description sets forth certain general terms and provisions of the units that may be offered pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement or any free writing prospectus that we may authorize for use.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement or any free writing prospectus that we may authorize for use relating to any particular issuance of units offered under this prospectus will describe the terms of those units. These terms may include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement or any free writing prospectus that we may authorize for use of any units offered under this prospectus will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS

Information regarding selling securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We or any selling securityholder may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	as part of a collaboration arrangement or agreement with a third party; and

•	through a combination of any of these methods, or any other method permitted pursuant to applicable law.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the purchase price of the securities being offered and the proceeds to be received by us or any selling securityholder from the sale;

•	any public offering price;

•	any over-allotment options under which the underwriters may purchase additional securities from us or any selling securityholder;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The offer and sale of the securities described in this prospectus by us, any selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or any selling securityholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our respective affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Semtech Corporation as of January 28, 2024 and January 29, 2023, and for each of the three years in the period ended January  28, 2024, incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 28, 2024, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of our internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.semtech.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the following documents and reports filed with the SEC by us (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, filed with the SEC on March 28, 2024 (SEC File No. 001-06395);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  26, 2024, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 (SEC File No. 001-06395);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2024, filed with the SEC on June 5, 2024 (SEC File No. 001-06395);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 2024, filed with the SEC on August 28, 2024 (SEC File No. 001-06395);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2024, filed with the SEC on December 3, 2024 (SEC File No. 001-06395);

•	our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on June 7, 2024, June 13, 2024, June 13, 2024, July 12, 2024, July 25, 2024 and November 27, 2024 (SEC File No. 001-06395); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 16, 1998 (SEC File No. 000-14663), as modified by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 26, 2020, filed with the SEC on March 20, 2020 (each, SEC File No. 001-06395), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering of all securities under this prospectus and any prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Semtech Corporation

Attn: Secretary

200 Flynn Road

Camarillo, California 93012-8790

Telephone: (805) 498-2111

Common Stock

Preferred Stock

Warrants

Rights

Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$	*
Transfer agent and registrar fees		**
Printing expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous expenses		**

Total	$	**

*

Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Article VII of our bylaws, as amended, provides for indemnification of our officers, directors, agents and employees of the generally consistent with the provisions of Section 145 of the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

As permitted by Section 102 of the Delaware General Corporation Law, our stockholders have approved and incorporated provisions into our restated certificate of incorporation eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our bylaws. The indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

The above discussion of our bylaws, certificate of incorporation and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such bylaws, certificate of incorporation and statute.

Item 16.	Exhibits.

Documents that are not physically filed with this report are incorporated herein by reference to the location indicated.

EXHIBIT INDEX

Exhibit Number	Description	Location
1.1*	Form of Underwriting Agreement

3.1	Restated Certificate of Incorporation of Semtech Corporation	Exhibit 3.1 to the Form 10-Q filed on October 30, 2003

3.2	Amended and Restated Bylaws of Semtech Corporation	Exhibit 3.2 to the Form 10-Q filed on October 30, 2022

4.1*	Form of Certificate of Designation, Preferences and Rights for Preferred Stock (including form of preferred stock certificate)

4.2*	Form of Warrant Agreement and Warrant Certificate

4.3*	Form of Unit Agreement and Unit Certificate

4.4*	Form of Rights Agreement

5.1+	Opinion of O’Melveny & Myers LLP

23.1+	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney for Semtech Corporation (included on signature page hereto)

107+	Calculation of Filing Fee Table

+	Filed herewith.
*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Camarillo, California, on the 4th day of December, 2024.

SEMTECH CORPORATION

By:	/s/ Hong Q. Hou
Hong Q. Hou President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Hong Hou and Mark Lin, or each of them individually, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hong Q. Hou Hong Q. Hou	President, Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2024

/s/ Mark Lin Mark Lin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2024

/s/ Martin S.J. Burvill Martin S.J. Burvill	Director	December 4, 2024

/s/ Rodolpho C. Cardenuto Rodolpho C. Cardenuto	Director	December 4, 2024

/s/ Gregory M. Fischer Gregory M. Fischer	Director	December 4, 2024

/s/ Saar Gillai Saar Gillai	Director	December 4, 2024

Signature	Title	Date

/s/ Ye Jane Li Ye Jane Li	Director	December 4, 2024

/s/ Paula LuPriore Paula LuPriore	Director	December 4, 2024

/s/ Julie Garcia Ruehl Julie Garcia Ruehl	Director	December 4, 2024

/s/ Paul V. Walsh, Jr Paul V. Walsh, Jr	Director	December 4, 2024